Agreement for an
EXCLUSIVE OPTION TO PURCHASE LICENSE, MANUFACTURING AND MARKETING AGREEMENTS
as such Option Agreement is Obtained by Repurchase

RECITALS: **Dated: 3-27-2007**

WHEREAS, Rubber Research Elastomerics, Inc. ["RRE"] is the holder of such technology and patents as they relate to the Tirecycle™ and Fibercycle™ technology and products; and

WHEREAS, Riviera Investments, Inc., ["RIVIERA"] is a corporation duly certified and filed and licensed in the State of California for investment and all other purposes, including the purpose of research, marketing and production of recycled and activated rubber products; and

WHEREAS, RRE and RIVIERA entered into an agreement ["AGREEMENT"] regarding exclusive rights to purchase existing Tirecycle option agreements or licenses then owned by third parties, if they should lapse or otherwise become available for purchase; and

WHEREAS, the AGREEMENT was dated May 3, 2006, or thereabouts, and it covered what were referred to in the AGREEMENT as the "EXCLUSIVE REPURCHASE RIGHTS FOR EUROPE, ASIA AND NORTH AMERICA"; and

WHEREAS, the AGREEMENT covered the repurchase rights for the entire geographic area covered by that certain prior

agreement or agreements between RRE and a company known as "4500 Main, LLC", allowing RIVIERA to repurchase said agreement(s) if such prior agreement(s) should lapse at any time, including for instance, by way of example and not exclusion, lapsing by failure to pay yearly fees on or before the anniversary date of said prior agreement(s); and

WHEREAS, Winston Salser, acting in his capacity as President of RIVIERA, did communicate to Fred Stark the desire of RIVIERA to purchase the rights of that aforementioned options or license agreement between RRE and 4500 Main, LLC, believing that that same company had failed to timely pay its annual fee of $15,000, and perhaps other fees owing to RRE, and that therefore some or all of said options agreement(s) of any kind pertaining to Tirecycle and/or license pertaining to Tirecycle had lapsed, and believing that all such agreements of any kind concerned geographical locations within the geographic area covered by the AGREEMENT (the areas covered having been loosely described as including all of EUROPE, ASIA, and NORTH AMERICA and are more precisely described in the AGREEMENT), and RIVIERA wished to repurchase all such agreements, under the terms of the AGREEMENT, and on 02-22-2007 Winston Salser again communicated this to RRE, but this time in written form; and

WHEREAS, Fred Stark, CEO of RRE believes that it is likely that 4500 Main LLC has indeed failed to make its payments on time, and that therefore RIVIERA, under the terms of the AGREEMENT should be entitled to repurchase the lapsed Exclusive Options Agreement and/or any License Agreements (such as, for instance, any rights in a license for any part of the British Isles) for which 4500 Main LLC has failed to pay timely; and

WHEREAS, no record can currently be found showing that timely payment or payments was/were made, and the absence of payment is, by definition, impossible to prove; and

WHEREAS, both RRE and RIVIERA believe that it can be assumed that 4500 Main LLC has allowed its agreements to lapse, and that therefore if 4500 Main takes any action or makes any statement indicating that it considers any of the agreement(s) to still be in force, or if in future, if it attempts to make additional payments to RRE for said agreements or options agreements, or exclusive options agreements or any other agreements or licenses concerning the Tirecycle technology, 4500 Main, LLC, should be informed that it must show convincing proof, in forms such as cancelled checks, or official records of wire transfers, that all payments due to RRE were made in a timely fashion and that no such agreement or license had any payments in default on the date (May 3, 2006) of the AGREEMENT and that all payments due subsequent to May 3, 2006 have also been made in a timely fashion, so that none of the agreement(s) between RRE and 4500 Main LLC were ever unpaid on their due date; and

NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties thereto, intending to be legally bound hereby agree as follows:

1. That the above Recitals are incorporated herein by reference; and

2. That RIVIERA has paid the sum of Fifteen-Thousand and no/100 dollars ($15,000.00) the sum of which is hereby acknowledged by RRE as the initial payment for the repurchase, by RIVIERA, of all Exclusive Options Agreement(s) for Licenses, or of Licenses (if any), or any other Tirecycle-related agreements between RRE and 4500 Main Street, LLC, for all countries in the area of Europe in which Exclusive Options or other options or

rights of any kind to Tirecycle Licenses were formerly owned or claimed by 4500 Main LLC; and

3. That RRE has agreed that if any future attempts are made by 4500 Main LLC to offer further payments which were in arrears, that, from the date of this agreement forward, RRE will refuse such payment, or payments, by 4500 Main LLC, stating that RRE believes that the agreements have lapsed; and

4. That, should 4500 Main LLC protest such refusal by RRE, RRE shall continue to refuse to accept such payments, instead requesting proof that all previous payments were made in a timely fashion, and proof that 4500 Main LLC was fully up-to-date in making such payments as of May 3, 2006 (the date on which RIVIERA purchased the so-called "repurchase rights" for said geographic area), and at all times thereafter, up to the present time; and

5. That RIVIERA shall have the right to request that clear copies of any such documentation be sent to RIVIERA's offices, and that RIVIERA and its agents shall also have the right to examine the originals of such documentary or other evidence offered as proofs by 4500 Main LLC, and that this right to examine can be exercised at any time of RIVIERA's choosing (within the normal hours of business), at RRE's offices, and that RIVIERA shall have the right and legal standing to pursue all legal efforts to assert its rights under the terms of the AGREEMENT and its "EXCLUSIVE REPURCHASE RIGHTS FOR EUROPE, ASIA AND NORTH AMERICA", and that RRE agrees to give all help and assistance to RIVIERA in pursuing these efforts; and

6. Should RRE and RIVIERA, upon examination of the proofs provided, come to agree that 4500 Main LLC was

not in default on its payments for its exclusive options rights and other rights, **so that there is nothing which has, in fact, lapsed**, then this agreement shall be revoked, as if it was never made, and RRE shall allow RIVIERA to transfer the entirety of the $15,000.00 paid under this agreement to apply as a payment, as directed by RIVIERA, for any other agreement or debt which RIVIERA has, or may have due to past or future dealings with RRE; and

7. Should RRE and RIVIERA come to agree that some agreements between RRE and 4500 Main LLC are subject to the repurchase rights in the AGREEMENT, and that others are not, then this Agreement and the proposed agreement described in the following paragraph shall automatically change their meaning to exclude those agreements between RRE and 4500 Main, LLC which are not subject to the repurchase rights in the AGREEMENT, and RRE and RIVIERA shall discuss, as a matter of equity, possible changes in the disposition of some portion of the $15,000 paid as part of this Agreement, any which changes shall be subject to mutual agreement; and

8. RRE and RIVIERA shall, immediately following the date of this current Agreement and the payment of $15,000 by RIVIERA to RRE, or at a later time of RIVIERA's choosing, draft a new exclusive options agreement, which sets out the terms under which RIVIERA will take over the area and countries covered by the so-called "lapsed" agreement(s), and that part of this agreement shall include a new Exclusive Options Agreement which shall have the same form and terms as two previous agreements, dated May 2, 2006, or May 3, 2006, between RRE and RIVIERA for other Geographic areas, and that, in the meantime, the parties agree that such an agreement, with the terms mentioned above, and subject to the additional

terms in the paragraph below, is adequately described thereby and is therefore agreed to be de-facto in force as soon as the first payment is made; and

9. The aforementioned new Exclusive Options Agreement and any other agreement appropriate to this matter will be subject to the condition that 4500 Main LLC will not be able to convincingly prove that its payments due prior to this date were made timely, insofar as they concern a geographic area which falls within the terms of the AGREEMENT for repurchase, between RRE and RIVIERA, and such agreement between RRE and RIVIERA shall lose its force and effect only to the extent that 4500 Main LLC is able to prove that it has kept all payments timely concerning each particular agreement (with RRE), during the entire period following the date of the AGREEMENT, and to prove that 4500 Main, LLC is still the lawful owner of the rights thereunder; and

10. To minimize dispute, and because RRE is under no obligation to inform 4500 Main LLC if it is in arrears on its payments, or to accept late payments from 4500 Main LLC, then there is no advantage or responsibility in informing 4500 Main, LLC at this time that some or all of its agreements with RRE have lapsed and have been repurchased by RIVIERA, and therefore RRE shall remain mute on this question with 4500 Main LLC or with other parties until such time as either 4500 Main LLC attempts to make a payment or until two weeks after the first anniversary of this Agreement and payment by RIVIERA, whichever comes first, unless there is an additional mutual written agreement between RRE and RIVIERA preferring a different course of action; and

11. In the event that 4500 Main LLC attempts to pay any further fees regarding its prior agreement with RRE, then

RRE shall not cash any payment check or otherwise accept payment unless 4500 Main can prove to RIVIERA that all previously due payments were made timely, and RRE shall immediately inform RIVIERA, if any such payment is proffered by 4500 Main LLC, and RIVIERA and RRE shall then confer about whether RIVIERA or RRE should take any other steps to perfect the rights of RIVIERA under this Agreement, or, in the alternative, to examine such proofs as 4500 Main LLC may offer that it has kept current with its payments, with a view to reaffirming its right to continue in any individual prior agreement; and

12. Starting two weeks after RIVIERA has made its second payment of $15,000.00, which shall be made on the first anniversary of the current payment, then Riviera and RRE shall confer about whether to serve notice to 4500 Main LLC, at that time or thereafter, that the agreement or agreements has/have lapsed and been repurchased by RIVIERA; and

13. Severability: Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, that illegality or invalidity shall not affect the validity or enforceability of the remainder of the terms or provisions within this Agreement.

14. Entire Agreement: This Agreement and all documents referred to herein contain the entire and exclusive agreement and understanding between the parties on the subject matter contained herein and supersedes all prior agreements, understandings and arrangements relating thereto. No representation, undertaking or promise shall be taken to have been given or implied from anything said or written in negotiations between the parties prior to this

Agreement except as may be expressly stated in this Agreement.

15. Governing Law: This Agreement and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of California.

16. Captions: Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

17. Construction: Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

18. Successors: Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors, heirs, and assigns of the respective parties.

19. Execution and Counterparts: This Agreement and any amendments may be executed in multiple counterparts, either as documents with original signatures or signatures transmitted by FAX or other computer facsimile method, and each of which shall be deemed an original and all of which together shall constitute one agreement. In addition, this Agreement and any amendments may be executed through the use of counterpart signature pages. The signature of any party on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document.

20. Attorney Fees: Any party seeking to enforce his, her, or its rights hereunder shall be entitled, if successful, to recover reasonable attorney fees and expenses incurred in the enforcement against any party or parties who shall have necessitated the enforcement because (a) the party or parties have breached, or attempted to breach, any obligations owing to the enforcing party under the provisions of this Agreement or (b) the party or parties have initiated or joined any claim, demand, arbitration, or action against the enforcing party in contravention of, or inconsistent with, the provisions of this Agreement.

IN WITNESS WHEREFORE, the parties hereto have executed this agreement as of the day and year first written above:

Rubber Research Elastomerics, Inc.	Riviera Investments, Inc.
By: [signature] 5-17-07	By: [signature]
Fred Stark, Jr., CEO	Winston Salser, President